Exhibit 10.22

(English Translation)

Construction contract of construction project

(GF——1999——0201)

Employer:
Contractor:

Part One Agreement

Employers (full name):
Contractor (full name):

Both parties agreed on the project terms and signed a contract, which is according to “Contract Law of the People’s Republic of China”, “CONSTRUCTION LAW OF THE PEOPLES REPUBLIC OF CHINA” and Other relevant laws and administrative regulations.

On the basis of keeping to principle of equality, voluntary and good faith:

1. Project Overview

Name:
Address:
Content:

The form of additional contractor business of the group projection:
Approve Number:
Source of fund:

2. Scope of Construction Scope of Construction: 3. Contract duration

Commencement date:
Completion date:
Total days:

4. Quality Standards

Construction Quality Standards: Qualified

5. Contact Price Amount (Capital):

6. Related files of contacts:

This includes:

Written agreements or documents between the parties on the project shall be deemed as a part of this contract.

7. Some words of the agreements are given the same definition in the “General terms and Conditions” Part two.

8. Contractors promise Employers that they will work and finish the project in accordance with the terms of the contract. And they will also assume the obligations still under guaranty.

9. Contractors promise Employers that they will pay the price and other sums based on the contract rate and payment within contract date.

10. Execution of contract

Time:
Address:

The contract will take effect immediately after both parties’ sign which is defined by employers and contractors.

Employer:	Contactor:
Address	Address
Legal Representative:	Legal Representative:
Authorized person:	Authorized person:
Deposit bank:	Deposit bank:
Tel:	Tel:
Fax:	Fax:
Postcode:	Postcode:

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